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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Alaris Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALARIS MEDICAL, INC.
10221 Wateridge Circle
San Diego, California 92121-1579
(858) 458-7000

    April 27, 2001

    Dear Stockholder:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders, which will be held at the American Stock Exchange, 86 Trinity Place, 14th Floor Boardroom, New York, New York at 10:00 a.m. on May 23, 2001.

    The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of Directors and the ratification of the appointment of independent accountants for 2001. I will report on current operations and discuss our plans for growth. I will also allow adequate time for your questions and comments.

    Whether or not you plan to attend the 2001 Annual Meeting of Stockholders, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented and voted.

    Thank you for your support and continued interest in ALARIS Medical, Inc.

Very truly yours,
/s/ David L. Schlotterbeck
David L. Schlotterbeck President and Chief Executive Officer

ALARIS MEDICAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2001

    April 27, 2001

    To Our Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of ALARIS Medical, Inc. (the "Company") will be held at the American Stock Exchange, 86 Trinity Place, 14th Floor Boardroom, New York, New York at 10:00 a.m. on May 23, 2001 for the following purposes:

  1.
  To elect six Directors;

  2.
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001; and

  3.
  To transact such other business as may properly come before the Annual Meeting and all adjournments thereof.

    The Board of Directors of the Company has fixed the close of business on April 2, 2001 as the record date for purposes of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

    A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, at the law offices of Piper Marbury Rudnick & Wolfe LLP, 1251 Avenue of the Americas, 29th Floor, New York, New York 10020 during ordinary business hours for ten days prior to the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

By Order of the Board of Directors,
/s/ Joan B. Stafslien Joan B. Stafslien Secretary

PROXY STATEMENT

ALARIS MEDICAL, INC.
10221 Wateridge Circle
San Diego, California 92121-1579
(858) 458-7000

ANNUAL MEETING OF STOCKHOLDERS

    This proxy statement and enclosed form of proxy are being furnished to stockholders in connection with the solicitation by the board of directors of ALARIS Medical, Inc. (the "Board of Directors" or the "Board"), of proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 23, 2001, and all adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting is: (i) to elect six Directors of ALARIS Medical, Inc. ("ALARIS Medical" or the "Company"); (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001; and (iii) to transact such other business as may properly come before the Annual Meeting and at all adjournments thereof. Proxy statements and forms of proxy are first being sent to stockholders on or about April 27, 2001.

    The close of business on April 2, 2001 has been set as the record date for purposes of determining stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2001, there were outstanding 58,844,834 shares of the Company's common stock, par value $.01 per share ("Common Stock"), which is the only class of outstanding voting securities of the Company. The holders of record of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum for the transaction of business at the Annual Meeting, but, in the absence of a quorum, the holders of record, present in person or represented by proxy at such meeting, may vote to adjourn the Annual Meeting from time to time until a quorum is obtained. Each share of Common Stock entitles its holder of record to one vote, except with respect to the election of Directors, as described below.

    The election of Directors shall be by plurality vote, with each stockholder having the right to vote his shares cumulatively. See "Election of Directors—Cumulative Voting Rights" described below. Other than with respect to the election of Directors, the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, is necessary for approval of all matters to be presented at the Annual Meeting.

    The aggregate number of votes cast by all stockholders present in person or by proxy at the Annual Meeting will be used to determine whether a motion will carry. Thus, an abstention from voting on a matter by a stockholder, present in person or by proxy at the Annual Meeting, has no effect on the item on which the stockholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote.

    Proxies may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised, upon written notice to such effect received by the Secretary or Assistant Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy, although proxies may be revoked at the Annual Meeting by written notice delivered to the Secretary or Assistant Secretary of the Company, in which case the shares of Common Stock represented thereby may be voted in person. Proxies may also be revoked by the submission of subsequently dated proxies. Shares represented by a valid unrevoked proxy will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made the shares of Common Stock represented by such proxy will be voted (1) SO as to elect the largest possible number of the Board of Directors' nominees as Directors, and (2) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the accounts of the Company for 2001.

PROPOSAL 1
ELECTION OF DIRECTORS

Cumulative Voting Rights

    The election of Directors will be by a plurality vote. There are currently six members on the Board of Directors.

    The Company's certificate of incorporation and by-laws provide that, in the election of Directors, every holder of Common Stock has the right to vote his shares cumulatively. Under cumulative voting, the number of shares of Common Stock a stockholder is entitled to vote multiplied by the number of Directors to be elected represents the number of votes such stockholder may cast at such election. A stockholder may cast all such votes for one nominee or distribute them among any two or more nominees. As a result, each stockholder, in voting for Directors at the Annual Meeting, will be entitled to six votes for each share of Common Stock held.

    Six Directors are to be elected to serve until the next annual meeting and until their successors are elected and have qualified. UNLESS OTHERWISE DIRECTED, IT IS THE INTENTION OF THE PERSONS DESIGNATED AS PROXIES TO CUMULATE VOTES FOR ONE OR MORE OF THE NOMINEES LISTED BELOW IN A MANNER SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF SUCH NOMINEES TO THE BOARD OF DIRECTORS. IF ANY OF SUCH NOMINEES SHOULD BECOME UNAVAILABLE FOR ANY REASON, IT IS INTENDED THAT PROXIES WILL BE VOTED FOR THE ELECTION OF SUCH OTHER PERSON(S) AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

Nominees

    Information regarding the nominees for election to the Board of Directors is set forth below. The information presented with respect to each nominee has been furnished by that nominee. All current Directors have been elected to serve until the next annual meeting and until their successors are elected and have qualified.

Name	Position with Company	Age	Director Since
David L. Schlotterbeck	Director, President and Chief Executive Officer	53	November 1999
Norman M. Dean	Director (Chairman)	81	March 1989
Henry Green	Director	58	February 1991
Barry D. Shalov	Director	59	May 2000
William T. Tumber	Director	67	May 2000
Hank Brown	Director	61	July 2000

    David L. Schlotterbeck—Mr. Schlotterbeck has been a Director, President and Chief Executive Officer of ALARIS Medical and ALARIS Medical Systems, Inc. since November 1, 1999. He joined ALARIS Medical Systems on April 19, 1999 as President and Chief Operating Officer. Previously, Mr. Schlotterbeck was President and Chief Operating Officer of Pacific Scientific Company, an international manufacturer of motion control, process measurement and safety products, from 1997 to March 1998. Pacific Scientific Company, a former New York Stock Exchange-traded company, was acquired by Danaher Corporation in March 1998. From 1995 to 1997, he was President and Chief Executive Officer of Vitalcom, Inc., a medical network manufacturer. From 1991 to 1994, Mr. Schlotterbeck was Executive Vice President and Chief Operating Officer for Nellcor, Inc., a medical device manufacturer subsequently acquired by Mallinckrodt, Inc. Mr. Schlotterbeck is a graduate of the General Motors Institute with a B.S. in electrical engineering. He holds an M.S. in electrical engineering from Purdue University, and completed the Executive Institute at Stanford University in 1984.

    Norman M. Dean—Mr. Dean has been a Director of ALARIS Medical since 1989. Mr. Dean was appointed Chairman of the Board of Directors on May 31, 2000 and serves as Chairman of the Audit Committee and the Compensation and Stock Option Committee. Mr. Dean has been a Director and Chairman of the Board of Miller Diversified Corp., a commercial cattle feeder, since May 1990.

    Henry Green—Mr. Green was President and Chief Operating Officer of ALARIS Medical from September 1990 to March 1993. He has been a Director of ALARIS Medical since 1991 and serves on the Audit Committee. Mr. Green served as an executive officer and director of Physician Computer Network, Inc. ("PCN") from 1993 until his retirement in 1997. In December 1999, PCN filed for bankruptcy under Chapter 11 of the Bankruptcy Code as part of an agreement to sell substantially all of its assets to a third party. The bankruptcy filing resulted from, among other things, numerous lawsuits filed against PCN, as well as certain of its officers and directors, including Mr. Green and, in certain instances, Jeffry M. Picower, a significant stockholder of the Company, alleging, among other things, that PCN issued false and misleading financial statements. The lawsuits have been settled and PCN's bankruptcy plan was confirmed in March 2000.

    Barry D. Shalov—Mr. Shalov has been a Director of ALARIS Medical since June 2000. Mr. Shalov is a partner at the law firm of Piper Marbury Rudnick & Wolfe LLP. Prior thereto, Mr. Shalov was a partner at the law firm of Gordon Altman Weitzen Shalov & Wein LLP for more than twenty years.

    William T. Tumber—Mr. Tumber has been a Director of ALARIS Medical since June 2000. Mr. Tumber serves as a member of the Compensation and Stock Option Committee. Mr. Tumber was Senior Vice President of C.R. Bard, Inc. ("Bard"), a medical products manufacturer, from 1996 until his retirement from Bard in 1998. From 1991 to 1996, he was Group Vice President, responsible for several of Bard's operating divisions. Mr. Tumber held various other positions with Bard since 1980, including President of its Davol division. Prior to joining Bard, Mr. Tumber held a variety of management positions with the General Electric Company.

    Hank Brown—Mr. Brown has been a Director of ALARIS Medical since July 2000. Mr. Brown serves as a member of both the Audit Committee and the Compensation and Stock Option Committee. Mr. Brown is currently the President of the University of Northern Colorado ("UNC"), serving in this capacity since July 1998. Before becoming UNC's President, he served Colorado in the U.S. Senate from 1990 until 1997. Before the Senate, Mr. Brown served five consecutive terms in the U.S. House of Representatives (1980 - 1990), representing Colorado's 4th Congressional District. He also served in the Colorado State Senate from 1972 - 1976. He was a Vice President of Monfort of Colorado, a leading company in the meat packing industry, from 1968 to 1980. Mr. Brown is also a certified public accountant.

Committees of the Board

    The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee.

    The Audit Committee currently consists of Messrs. Dean (Chairman), Brown and Green. The functions of the Audit Committee are set forth in the charter adopted by Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee met six times during 2000. See "Audit Committee Report."

    The Compensation Committee and the Stock Option Committee were consolidated into one Committee during 2000. The Compensation and Stock Option Committee currently consists of Messrs. Dean (Chairman), Brown and Tumber. The function of the Compensation and Stock Option Committee is to review and approve the compensation of the principal officers and employees of the Company and its subsidiaries, as well as material compensation plans of the Company and its subsidiaries, and to administer the Company's 1996 Stock Option Plan, as amended (the "1996 Stock

Plan"), and the Third Amended and Restated 1988 Stock Option Plan. Prior to consolidating the Committees, the Compensation Committee met once during 2000, and the Stock Option Committee met once during 2000. The consolidated Compensation and Stock Option Committee met four times during 2000. See "Compensation and Stock Option Committee Report."

    The Board of Directors does not have a standing nominating committee or one performing similar functions.

    The Board of Directors met six times in 2000. Each of the members of the Board of Directors attended all of the meetings of the Board of Directors and meetings of committees of the Board on which such Director serves, except for one telephonic meeting of the Board of Directors which Mr. Green was unable to attend.

Certain Relationships and Related Transactions

    Mr. Shalov, one of the Directors of the Company, is a partner at Piper Marbury Rudnick & Wolfe LLP, which performs legal services for the Company.

Compensation of Directors

    Members of the Board of Directors who are not employees of the Company or its subsidiaries are paid $25,000 per annum and in addition receive $1,000 per Board of Directors and/or Committee meeting attended. In addition, such Directors are entitled to receive options to purchase shares of Common Stock pursuant to the Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Travel and accommodation expenses of Directors incurred in connection with meetings are reimbursed by the Company. All of the Directors are covered by the Company's directors and officers liability insurance policy.

    Under the Directors Plan: (i) non-qualified stock options ("NQSOs") to purchase 10,000 shares of Common Stock are granted automatically to any non-employee Director who has not declined to participate in the Directors Plan ("Eligible Director") on the next succeeding business day following his or her becoming an Eligible Director and (ii) NQSOs to purchase 10,000 shares of Common Stock are granted automatically to each Eligible Director on the anniversary date of his or her preceding NQSO grant under the Directors Plan and every year thereafter during the term of the Directors Plan, provided that such Director remains an Eligible Director on the date of each such additional NQSO grant. NQSOs vest and become exercisable in one-third increments for each year of an Eligible Director's service on the Board of Directors of the Company from the date of grant of the NQSO. NQSOs granted under the Directors Plan are subject to termination under certain circumstances in the event the Eligible Director ceases to be an Eligible Director or becomes an employee of the Company.

EXECUTIVE COMPENSATION

    The following table summarizes certain information regarding compensation paid or accrued by the Company or its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the four most highly compensated executive officers of ALARIS Medical Systems, Inc., the Company's wholly-owned operating subsidiary ("ALARIS Medical Systems"), whose total annual salary and bonus for the years ended December 31, 2000, 1999 and 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options	All Other Compensation ($)
David L. Schlotterbeck President and Chief Executive Officer(1)	2000 1999	$452,010 253,027	$68,932 55,823	— 1,000,000	$19,392 5,000
William C. Bopp Senior Vice President and Chief Financial Officer	2000 1999	250,497 171,584	48,760 24,181	— 420,000	7,474 22,747	(3)
Jake St. Philip Vice President and General Manager, North America	2000 1999 1998	223,885 207,519 178,595	39,403 27,203 90,003	— 140,000 —	10,207 10,765 22,263
Joergen Lyngsgaard Vice President of Operations(2)	2000 1999	204,940 69,237	37,861 7,823	— 315,000	7,061 66,589	(4)
Anthony B. Semedo Vice President of Corporate Development	2000 1999 1998	182,000 175,344 166,998	42,200 19,639 156,722	— 105,000 —	40,456 12,340 18,385	(5)

(1)
Mr. Schlotterbeck also served as Chief Operating Officer of the Company from April 19, 1999 to October 31, 1999.

(2)
Mr. Lyngsgaard is no longer with the Company.

(3)
Includes $17,918 in relocation payments and $4,829 for contributions made by the Company in 1999 to match pre-tax elective deferrals to Mr. Bopp's retirement plan.

(4)
Includes a $65,000 sign-on bonus, $627 related to group term life insurance coverage and $962 for contributions made by the Company in 1999 to match pre-tax elective deferrals to Mr. Lyngsgaard's retirement plan.

(5)
Includes $34,664 in cash compensation related to a temporary overseas assignment, $5,250 for contributions made by the Company in 2000 to match pre-tax deferrals to Mr. Semedo's retirement plan and $542 related to group term life insurance coverage.

OPTION GRANTS IN 2000

    There were no stock options granted to the Named Executive Officers during 2000.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
AND OPTION VALUES AS OF DECEMBER 31, 2000

			Number of Securities Underlying Unexercised Options at 12/31/00
					Value of Unexercised In-the-Money Options at 12/31/00 ($)(1)
	Shares Acquired on Exercise
		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Schlotterbeck	—	—	194,963	805,037	—	—
William C. Bopp	—	—	132,555	287,445	—	—
Jake St. Philip	—	—	214,694	125,306	—	—
Joergen Lyngsgaard	—	—	56,251	258,749	—	—
Anthony B. Semedo	—	—	203,444	81,556	—	—

(1)
Calculated based on the closing price of ALARIS Medical's Common Stock on December 31, 2000 ($.3125) as reported by the American Stock Exchange, which was lower than the option exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

    The Company and Mr. Schlotterbeck have entered into letter agreements which provide for Mr. Schlotterbeck to receive an annual salary of $452,010 in 2000 and to be eligible to receive a maximum annual bonus equal to 100% of his base salary under the Company's Performance Incentive Plan, which is based on meeting certain performance measures. Upon the recommendation of the Compensation and Stock Option Committee, in 2001, the Board of Directors resolved to increase Mr. Schlotterbeck's annual salary to $475,000, effective April 2, 2001. In addition, the aforementioned 100% maximum annual bonus was increased to 200%, if certain higher performance measures are achieved. He is also eligible to receive a maximum target annual bonus of $24,000 under the Company's Compliance Management Incentive Plan. Under the letter agreements, if Mr. Schlotterbeck terminates his employment with the Company for any reason after November 1, 2002, the Company will pay Mr. Schlotterbeck one year of his then existing base salary as separation pay.

    The Company has in place a severance plan which provides employee severance pay and benefits in the event of an involuntary termination without cause. The amount of severance and benefits is based upon position and length of service with the Company and ranges from a minimum of seven weeks' compensation up to one year's base salary for senior executives. The Board of Directors has approved separate change of control agreements under which, in the event of an involuntary termination related to a change in control of the Company, certain senior executives, under certain circumstances, would receive severance of up to two years' base salary and target bonus.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

    The Compensation and Stock Option Committee is composed of non-employee Directors who review recommendations as to senior executive officer compensation which, upon the approval of the Compensation and Stock Option Committee, are submitted to the Board of Directors. The members of the Compensation and Stock Option Committee also administer the 1996 Stock Plan and the Third Amended and Restated 1988 Stock Option Plan of the Company under which options have been granted on a discretionary basis to senior executive officers.

    The Compensation and Stock Option Committee's approvals of recommendations regarding the compensation of senior executive officers of the Company are made on an individual basis and are based on a variety of factors which may include, but are not limited to, the executive officer's employment contract (if any), evaluations of the executive officer's performance, the level of responsibility associated with the office, recruitment requirements, as well as the performance of the Company. Recommendations made to the Compensation and Stock Option Committee are not determined by reference to formulae, but rather, are based on market survey data of similar executive positions derived from a variety of sources as well as the individual's performance during the prior year. The compensation of the Company's senior executive officers is structured with a heavy emphasis on variable pay based upon Company performance and individual performance. The Compensation and Stock Option Committee believes that such a structure motivates, rewards and helps retain senior executive officers consistent with the needs of the Company and contributes to shareholder value. The Company may pay its senior executive officers compensation consisting of base salary, incentives and/or stock option grants.

Chief Executive Officer Salary

    The Chief Executive Officer of the Company, Mr. Schlotterbeck, received an annual salary of $452,010 in 2000. The base salary reflects his position's duties and responsibilities and is based on the criteria described in this report. As Chief Executive Officer, for the 2000 fiscal year Mr. Schlotterbeck was eligible for an incentive payment of up to 100% of his base salary. For the 2000 fiscal year, the incentive payment was based exclusively on Mr. Schlotterbeck's individual performance. The Compensation and Stock Option Committee reviewed Mr. Schlotterbeck's and the Company's performance for the 2000 fiscal year and awarded Mr. Schlotterbeck a $68,932 incentive payment, which was approved by the full Board of Directors without modification.

    Based on such criteria, Mr. Schlotterbeck's annual salary was increased to $475,000, effective April 2, 2001. In addition, the aforementioned 100% maximum annual bonus was increased to 200%, if certain higher performance measures are achieved, and Mr. Schlotterbeck also became eligible to receive a maximum target annual bonus of $24,000 under the Company's Compliance Management Incentive Plan.

    This report is provided in accordance with federal securities law requirements and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company or its subsidiaries.

COMPENSATION AND STOCK OPTION COMMITTEE
Norman M. Dean, Chair Hank Brown, Member William T. Tumber, Member

PERFORMANCE GRAPH

    The graph set forth below represents the cumulative total return from December 29, 1995 to December 31, 2000 on the Common Stock of the Company, the American Stock Exchange ("AMEX") Market Value Index and an index composed of a representative grouping of companies from SIC Code 3841 (Surgical & Medical Instruments & Apparatus) which had reportable stock performance from December 29, 1995 to December 31, 2000 (the "Industry Index"). The graph has been prepared by an outside consulting firm for the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 29, 1995 and that all dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN FROM DECEMBER 29, 1995 TO DECEMBER 31, 2000 AMONG ALARIS MEDICAL, INC., AMEX MARKET VALUE INDEX AND INDUSTRY INDEX

	12/29/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
ALARIS Medical, Inc.	$100.00	$125.00	$162.50	$195.83	$62.50	$10.43
Industry Index	$100.00	$108.91	$126.33	$172.48	$156.77	$181.83
AMEX Market Value Index	$100.00	$105.52	$126.97	$125.25	$156.15	$154.23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, at April 2, 2001, information regarding the beneficial ownership of Common Stock by (i) all persons known by ALARIS Medical who own beneficially more than 5% of the outstanding Common Stock; (ii) each Director of ALARIS Medical; (iii) each of the Named Executive Officers; and (iv) all Directors, nominees and executive officers as a group. Unless otherwise stated, ALARIS Medical believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. In addition, unless otherwise indicated, each such person's business address is 10221 Wateridge Circle, San Diego, California 92121.

	Shares Beneficially Owned		Percentage of Total(1)
Jeffry M. Picower South Ocean Boulevard Palm Beach, Florida 33480	46,672,542	(2)	77.6%
David L. Schlotterbeck	320,059	(3)	*
Norman M. Dean	73,999	(4)	*
Henry Green	69,999	(5)	*
Barry D. Shalov	—	(6)	*
William T. Tumber	25,000	(7)	*
Hank Brown	5,000	(8)	*
William C. Bopp	375,665	(9)	*
Jake St. Philip	220,493	(10)	*
All Directors, nominees and executive officers as a group (12 individuals)	47,956,948	(11)	79.7%

*
Less than 1%.

(1)
Calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At April 2, 2001, ALARIS Medical had 58,844,834 shares of Common Stock outstanding.

(2)
Includes (i) 20,079,477 shares of Common Stock owned by Decisions Incorporated ("Decisions"); (ii) 2,489,463 shares of Common Stock owned by JA Special Partnership Limited ("JA Special"); (iii) 24,074,269 shares of Common Stock owned by JD Partnership, L.P. ("JD Partnership") and; (iv) currently exercisable option on 29,333 shares of Common Stock granted under the Directors Plan. Mr. Picower is the sole stockholder and sole Director of Decisions, which is the sole general partner of JD Partnership, and the sole general partner of JA Special. As a result, Mr. Picower shares or has the sole power to vote or direct the vote of and to dispose or direct the disposition of such shares of Common Stock and may be deemed to be the beneficial owner of such shares.

(3)
Includes (i) 94,700 shares of Common Stock owned by Mr. Schlotterbeck and (ii) 580 shares of Common Stock owned by Mrs. Schlotterbeck (spouse), of which Mr. Schlotterbeck disclaims beneficial ownership. Includes currently exercisable option on 224,779 shares of Common Stock granted under the 1996 Stock Plan. Does not include an unvested option on 675,221 shares of Common Stock that vests over time. Does not include a Performance Option on 500,000 shares of Common Stock.

(4)
Includes: (i) 31,000 shares of Common Stock owned by Mr. Dean, (ii) 11,000 shares of Common Stock owned by Mrs. Dean (spouse), (iii) currently exercisable option on 21,999 shares of Common Stock under the Directors Plan and (iv) currently exercisable option on 10,000 shares of Common Stock granted in consideration for service on a special committee of the Board of Directors. Does not include an unvested option on an additional 20,001 shares of Common Stock granted under the Directors Plan that vests over time.

(5)
Includes: (i) 60,000 shares of Common Stock owned by Mr. Green and (ii) currently exercisable option on 9,999 shares. Does not include an unvested option to purchase 20,001 of Common Stock granted under the Directors Plan that vests over time.

(6)
Does not include an unvested option on 10,000 shares of Common Stock granted under the Directors Plan that vests over time.

(7)
Includes: (i) 25,000 shares of Common Stock owned by Mr. Tumber. Does not include an unvested option of 10,000 shares of Common Stock granted under the Directors Plan that vests over time.

(8)
Includes 5,000 shares of Common Stock owned by Mr. Brown. Does not include an unvested option on 10,000 shares of Common Stock granted under the Directors Plan that vests over time.

(9)
Includes: (i) 222,387 shares of Common Stock owned by Mr. Bopp, including 7,387 shares purchased through the Company's 401(k) plan, and (ii) currently exercisable option on 153,278 shares of Common Stock granted under the 1996 Stock Plan. Does not include an unvested option on 181,722 shares of Common Stock granted under the 1996 Stock Plan. Does not include a Performance Option on 85,000 shares of Common Stock.

(10)
Includes: (i) 1,200 shares of Common Stock owned by the Jake P. and Peggy L. St. Philip Trust and (ii) currently exercisable option on 219,293 shares of Common Stock granted under the 1996 Stock Plan. Does not include an unvested option on 35,707 shares of Common Stock granted under the 1996 Stock Plan, that vests over time. Does not include a Performance Option on 85,000 shares of Common Stock.

(11)
Includes currently exercisable options on 798,895 shares of Common Stock granted under the 1996 Stock Plan, and 61,331 shares of Common Stock granted under the Directors Plan. Does not include: (i) an unvested option on 70,002 shares of Common Stock granted under the 1996 Stock Plan, that vests over time; (ii) an unvested option on an additional 1,156,105 shares of Common Stock granted under the Directors Plan that vests over time and (iii) a Performance Option on 870,000 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires ALARIS Medical's executive officers, Directors and persons who beneficially own more than 10% of a registered class of ALARIS Medical's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by regulations promulgated by the Securities and Exchange Commission to furnish ALARIS Medical with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to ALARIS Medical, or written representations that no reports were required, ALARIS Medical believes that during 2000, all of its executive officers, Directors and greater-than-10% beneficial owners complied with the Section 16(a) filing requirements applicable to them with the exception that Messrs. Dean, Semedo and Green each filed late one Form 4 relating to stock options granted to him.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors of the Company is composed of three independent directors, as required by American Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Exhibit A to this Proxy Statement and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Messrs. Dean (Chairman), Brown and Green. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

    Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of PricewaterhouseCoopers LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

    PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers LLP that firm's independence. The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

    Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001, subject to stockholder ratification.

AUDIT COMMITTEE
Norman M. Dean, Chair Hank Brown, Member Henry Green, Member

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP was engaged to audit the Company's accounts in 2000. The Board of Directors, upon the recommendation of the Audit Committee, selected PricewaterhouseCoopers LLP to audit the Company's accounts for the year ending December 31, 2001, subject to shareholder ratification.

    Audit Fees.  The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year was approximately $474,479.

    Financial Information Systems Design and Implementation.  The Company incurred no expense in respect of professional services rendered by PricewaterhouseCoopers LLP relating to designing, implementing managing and/or operating the Company's information systems or local area network for the 2000 fiscal year.

    All Other Fees.  The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP relating to all other non-audit services, including tax-related services for the 2000 fiscal year was approximately $350,678.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she so desires.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

STOCKHOLDER PROPOSALS FOR 2002

    Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings, consistent with regulations adopted by the Securities and Exchange Commission (the "Commission"). Proposals submitted for inclusion in the Company's Proxy Statement and form of proxy for the 2002 Annual Meeting of Stockholders are subject to the requirements of Rule 14a-8 of the proxy rules adopted by the Commission, and must be received by the Company not later than December 28, 2001.

    Stockholders intending to present a proposal for consideration at the 2002 Annual Meeting, but not to include the proposal in the proxy statement, must comply with the requirements set forth in the Company's By-Laws. The By-Laws require, among other things, that a shareholder submit a written notice of intent to present such a proposal that is received by our Secretary or Assistant Secretary no more than 90 days and no less than 60 days prior to the anniversary of the preceding year's annual meeting (subject to adjustment if the subsequent year's meeting date is substantially moved). Therefore, the Company must receive notice of such a proposal for the 2002 Annual meeting no earlier than February 22, 2002 and no later than March 24, 2002, otherwise such notice will be considered untimely and the Company will not be required to present it at the 2002 Annual Meeting.

FORM 10-K FOR FISCAL YEAR 2000

    A copy of the Company's report for the year ended December 31, 2000 on Form 10-K is enclosed with this Proxy Statement.

OTHER MATTERS

    The enclosed proxy is being solicited by the Board of Directors. The cost of the solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone, telegraph or personal interview by employees of the Company and its subsidiaries without additional compensation.

    The Company will reimburse brokerage firms, banks, trustees, nominees and other persons authorized by the Company for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of the Company's stock.

    Management does not know of any other matters that will be presented at the meeting other than matters incident to the conduct thereof. However, if any matters properly come before the meeting or any adjournments, the holders of the proxies named in the accompanying form of proxy have discretionary authority to vote on such matters.

By Order of the Board of Directors,
/s/ Joan B. Stafslien Joan B. Stafslien Secretary
San Diego, California April 27, 2001

Exhibit A

AUDIT COMMITTEE CHARTER

ALARIS Medical, Inc.

    Under the by-laws of ALARIS Medical, Inc. ("ALARIS"), the Board of Directors may appoint committees and confer powers on such committees at pleasure. The Audit Committee is one such committee.

    The Audit Committee has adopted the following Charter to define its composition, responsibilities and operation.

APPOINTMENT

    The Chairman of the Board shall appoint, subject to ratification by the Board, three or more directors of the Corporation, none of whom is presently employed by the Corporation or any of its subsidiaries, to constitute an Audit Committee, which shall serve at the pleasure of the Board. Vacancies in the membership of the Audit Committee shall be filled in like manner.

DUTIES AND POWERS

    The principal functions of the Audit Committee are to:

  (i)
  make recommendations to the full Board concerning the appointment of independent public accountants;

  (ii)
  review the scope of the audit and related fees;

  (iii)
  review the Company's accounting principles, policies and reporting practices with the independent public accountants, internal auditors and management;

  (iv)
  discuss with the independent public accountants the results of their audit and determine what action, if any, is required with respect to the Company's internal control structure;

  (v)
  meet separately from management with the independent public accountants;

  (vi)
  consider other audit and nonaudit matters from time to time as requested by the full Board; and

  (vii)
  report to the full board on its activities.

MEETING

    The Audit Committee may meet at stated times, at least four times per year, without notice, or on notice to all by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or by one of the members of the Audit Committee.

QUORUM/VOTING

    A majority of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

MINUTES

    The Audit Committee shall keep regular minutes of its proceedings and make copies thereof available to the Board at its meetings.

    The major functions of reviewing the scope and results of the independent public accountant's audit examination normally include the following:

REVIEWING THE SCOPE OF THE AUDIT AND RELATED FEES

    In reviewing the scope of the audit, the Audit Committee meets with the independent public accountants and ALARIS management to obtain an understanding of:

  a.
  the annual financial reporting requirements of the Company;

  b.
  the Company's accounting, financial and operating controls upon which the independent public accountants base the scope of their audits;

  c.
  the extent and nature of internal audit procedures and how this activity is coordinated with the work of the independent public accountants;

  d.
  the significance to the independent public accountants of separate operations in multi-location companies, the reasons for the auditors' selections of certain locations to be visited and their system of rotating audit locations from year to year;

  e.
  the extent to which independent public accountants other than the principal auditors are used and the reasons therefore;

  f.
  the audit and nonaudit fees of the independent public accountants; and

  g.
  a formal written statement from the independent public accountants delineating all relationships between the independent public accountants and the Company.

REVIEWING THE RESULTS OF THE AUDIT

    At the conclusion of the audit, the Audit Committee meets with the independent public accountants to:

  a.
  discuss the accounting principles and policies used by the Company in preparing the financial statements of the Company and any particular concerns or issues related thereto;

  b.
  discuss whether the financial statements are in accordance with generally accepted accounting principles and the applicable requirements of the Securities and Exchange Commission;

  c.
  discuss significant judgments and estimates inherent in the preparation of the financial statements;

  d.
  review their evaluation of the technical competency of the financial and accounting management of the Company; and

  e.
  review their suggestions for improvement in the accounting, financial and operating controls of the Company.

OTHER MATTERS

  •
  The Committee is empowered to engage the necessary resources (including external) to fulfill its oversight responsibilities.

  •
  This Charter is to be reviewed annually by the Committee for possible updating.

COMMUNICATING THE RESULTS OF THE
AUDIT COMMITTEE'S ACTIVITIES TO THE FULL BOARD

    The agenda for Audit Committee meetings together with any background material form the basis for a report to the Board as to the topics covered and conclusions reached.

    The minutes of the Audit Committee meetings are attached to the minutes of the Board meeting at which the report of the Audit Committee meeting is reviewed.

    Minutes of the Audit Committee meeting become a part of the records of the Board of Directors.

ALARIS MEDICAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2001

    The undersigned stockholder of ALARIS MEDICAL, INC. (the "Company") hereby appoints William C. Bopp, Norman M. Dean and David L. Schlotterbeck, or any of them, with full power of substitution and revocation, proxies of the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 23, 2001 at 10:00 a.m. at the American Stock Exchange, 86 Trinity Place, 14th Floor Boardroom, New York, New York and at any adjournment thereof, with respect to:

  1.
  The election of Directors;

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001; and

  3.
  The transaction of such other business as may properly come before the Annual Meeting.

    The proxy will be voted in accordance with the instructions given on the other side, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED (1) SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF THE BOARD OF DIRECTORS' NOMINEES AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Please mark you vote as indicated in this example. /x/

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 1—Election of Directors, Nominees: Norman M. Dean, Henry Green, David L. Schlotterbeck, Barry D. Shalov, William T. Tumber and Hank Brown.

/  /  WITHHOLD Authority to vote for all nominees listed above.

    FOR the nominees listed above (except as written to the contrary below) and, unless otherwise indicated, with discretion of the proxies to cumulate votes, in their sole and absolute discretion, for one or more of such nominees in such manner so as to elect the largest number of such nominees.

(To withhold authority to vote for any nominee write that nominee's name in the space provided below)	To vote cumulatively, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 2—The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001.

/ / FOR	/ / AGAINST	/ / ABSTAIN
Signature___________________	Signature___________________	Date___________________

Please mark, date and sign exactly as your name(s) appear(s) above and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian, etc., please give full title. If the signer is a corporation, please sign the full corporate name by fully authorized officer. If shares are held jointly, each stockholder named should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2001
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2000
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND OPTION VALUES AS OF DECEMBER 31, 2000
COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN FROM DECEMBER 29, 1995 TO DECEMBER 31, 2000 AMONG ALARIS MEDICAL, INC., AMEX MARKET VALUE INDEX AND INDUSTRY INDEX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2002
FORM 10-K FOR FISCAL YEAR 2000
OTHER MATTERS
AUDIT COMMITTEE CHARTER
COMMUNICATING THE RESULTS OF THE AUDIT COMMITTEE'S ACTIVITIES TO THE FULL BOARD